Exhibit 10.2

RYVYL Inc. (f/k/a GreenBox POS)
[ADDRESS]

[HOLDER]
[HOLDER ADDRESS]

July __, 2023

Dear Sirs:

This agreement (this “Agreement”) is being delivered to you in connection with that certain understanding by and between RYVYL Inc. (f/k/a GreenBox POS), a Nevada corporation (the “Company”) and the undersigned (“Holder”).

The Company and the Holder have entered into an Exchange Agreement, dated as of July __, 2023 (the “Exchange Agreement”), pursuant to which, among other things, the Company has agreed to exchange a portion of that certain 8% Senior Convertible Note Due 2023 of the Company held by the Holder for New Preferred Shares (as defined in the Exchange Agreement), which will be convertible into New Conversion Shares (as defined in the Exchange Agreement) in accordance with the terms of the New Certificate of Designations (as defined in the Exchange Agreement). Capitalized terms not defined herein shall have the meaning as set forth in the Exchange Agreement.

During the period commencing on the date hereof and ending on the earlier to occur of (i) the six month anniversary of the date hereof, and (ii) such date any Triggering Event (as defined in the New Certificate of Designations) occurs, regardless of whether such Triggering Event is subsequently cured (such period, the “Restricted Period”), the Holder shall not sell on any given Trading Day during such Restricted Period (each, an “Applicable Trading Day”), in the aggregate, (a) any shares of Common Stock or (b) any shares of Common Stock underlying warrants, options or other convertible securities of the Company, in each case then held by the Holder (the “Restricted Securities”) (x) in an aggregate amount representing more than 10% of the daily composite trading volume of shares of Common Stock as reported by Bloomberg, LP on such Applicable Trading Day (the “Trading Limit”) or (y) at any time between 3:30 p.m. New York City time and 4:00 p.m. New York City time. Notwithstanding anything herein to the contrary, nothing herein shall prohibit the Holder from tendering any Restricted Securities or other securities to any Person in a tender offer or other Fundamental Transaction.

Notwithstanding anything herein to the contrary, on or after the date hereof, the Holder may, directly or indirectly, sell or transfer all, or any part, of any Restricted Securities to any Person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in this Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Agreement (without the right of assignment in this paragraph) with respect to such Restricted Securities, as applicable (an “Assignee Agreement”), and sales of the Holder and its Affiliates and all Assignees shall be aggregated for all purposes of this Agreement and all Assignee Agreements. It shall be the responsibility of the Holder to monitor such Affiliate’s and Assignee’s compliance with the Assignee Agreement and this paragraph.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and shall be given in accordance with the terms of the Exchange Agreement.

The Company and the Holder each hereby represents and warrants that it has full power and authority to enter into this Agreement and that upon request of the other party, such party, will execute any additional documents necessary to ensure the validity or enforcement of this Agreement.

This Agreement, together with the Exchange Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this letter agreement or any transaction contemplated hereby.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this letter agreement, the other parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that such other parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

The Company and Holder confirm that Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other holder of securities of the Company to be joined as an additional party in any proceeding for such purpose.

[Signature Page to Follow]

Agreed to and Acknowledged:

RYVYL INC. (F/K/A GREENBOX POS)

By:
Name:
Title:

[HOLDER]

By:
Name:
Title:

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